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                                                                      Exhibit 10

                               PAYMENT AGREEMENT

         THIS PAYMENT AGREEMENT ("Agreement") is entered into this 18 day of October, 2000 by and between Nexland, Inc. (Nexland), a Delaware corporation and Smerwick, Ltd, Taiwan Branch, the a Taiwan branch office of Smerwick, Ltd. ("Smerwick"), a Hong Kong corporation.

         WHEREAS, Nexland is indebted to Smerwick in the amount of $486,441 (the "Debt") as of the date of this Agreement; and

         WHEREAS, Smerwick desires to be compensated by Nexland with shares of Nexland's common stock in the manner and on the terms set forth below; and

         WHEREAS, Nexland desires to pay Smerwick with shares of its common stock.

         NOW, THEREFORE, it is hereby agreed as follows:

         1. PAYMENT OF SHARES. In payment and complete satisfaction of the Debt except as set forth in Paragraph 4, below, Nexland shall issue to Smerwick, simultaneously with the execution of this Agreement, 500,000 shares of Nexland's common stock (the "Shares").

         2. REGISTRATION OF SHARES. Nexland shall, as soon as practicable, but in no event later than sixty (60) days from the date of this Agreement, register the Shares with the United States Securities and Exchange Commission by filing an appropriate S-1 Registration Statement.

         3. OPTION TO REPURCHASE. Nexland, shall have the option, at anytime prior to Smerwick's sale of all the Shares, to repurchase any of the Shares owned or controlled by Smerwick in accordance with the following procedures:

                  (a) Nexland shall send notice to Smerwick, in writing, that it intends to exercise its option to repurchase the Shares.

                  (b) Smerwick shall advise Nexland of the number of Shares that it owns on the date it receives the notice and the total net amount Smerwick had received from the sale of the Shares prior to the date of notice(such shares being referred to hereafter as the "Sold Shares" and any unsold shares referred to hereafter as the "Remaining Shares").

                  (c) Within two (2) business days thereafter, Nexland shall pay to Smerwick, the amount of the Debt less the net amount received by Smerwick from the Sold Shares and Smerwick shall take whatever actions are necessary and appropriate to transfer the Remaining Shares to Nexland.

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                  (d)      At anytime following the registration of the Shares,
                           if Smerwick receives an amount from the sale of the Shares equal to, or greater than the amount of the Debt, Smerwick shall immediately remit to Nexland, any amount that it received in excess of the Debt and/ or transfer to Nexland any Remaining Shares.

         4. REMAINING BALANCE. If Smerwick has disposed of all of the Shares and the net proceeds received by Smerwick from the sale of the Shares is less than the amount of the Debt, then Smerwick shall notify Nexland that it has sold all of the Shares and advise Nexland of the amount of the shortfall, along with the appropriate documentation evidencing Smerwick's net proceeds of sale. Notwithstanding anything contained herein to the contrary, Nexland agrees that it shall be indebted to Smerwick for the amount of the shortfall. Nexland and Smerwick agree to, at that time, enter into good faith negotiations for the terms of repayment of the shortfall.

         5. NOTICES. All notices to be given hereunder shall be sent by overnight document delivery service (i.e. FedEx or DHL) or by e-mail at the addresses indicated below:

                        If to Nexland:      Nexland, Inc.
                                            1101 Brickell Avenue
                                            North Tower - 2nd Floor
                                            Miami, Florida 33131
                                            Attention: Martin Dell'Oca
                                            E-Mail Address: mdelloca@nexland.com

                        If to Smerwick:     Smerwick Ltd. Taiwan Branch
                                            6F1, No. 236
                                            Tun Hwa North Road
                                            Taipei, Taiwan, R.O.C.
                                            Attention: Mr. Laurent Solomon
                                            E-Mail Address:_________________

                  or at such other address as such party may from time-to-time designate in writing in accordance with the terms of this paragraph.

         6. ASSIGNMENT. No party shall be entitled to assign this Agreement or any part thereof without the prior approval of the other part.

         7. APPLICABLE LAW AND JURISDICTION. All disputes arising out of, or in connection with this Agreement shall be finally governed under the laws of the State of Florida without regard to its conflicts of laws provisions and shall be brought exclusively in state or federal court in Date County, Florida.

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         IN WITNESS WHEREOF, the parties hereof have caused their respective duly authorized representatives to execute this Agreement, effective of the day and year first written above.

                                           SMERWICK LTD. TAIWAN BRANCH, a
                                           Hong Kong corporation

                                           By: /s/ Laurent Solomon
                                              -----------------------
                                           Name:  Laurent Solomon
                                           Title: Branch Manager

                                           NEXLAND, INC., a Delaware corporation

                                           By: /s/ Greg Levine
                                              -----------------------
                                           Name:  Greg Levine
                                           Title: President

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